UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 23, 1998
                                                 -------------------------------


                                    TSR, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                                              0-8656                                             13-2635899
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(State or Other                                    (Commission)                                    (I.R.S. Employer
Jurisdiction of                                    File Number)                                      Identification
Incorporation)                                                                                                 No.)
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                      400 Oser Avenue, Hauppauge, NY 11788
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                     (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code (516) 231-0333
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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

          The Registrant announced its earnings for the three and nine months ended February 28, 1998. Reference is made to the press release filed as Exhibit
99.1, a copy of which is attached hereto and incorporated herein by reference.


Item 7(c)  Exhibits

Exhibit 99.1.  Press Release dated March 23, 1998.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be on its behalf by the undersigned hereunto duly authorized.

                                    TSR, INC.



Date:  March 23, 1998                By:  /s/Joseph H. Hughes
       --------------------               -------------------------------------
                                          Joseph H. Hughes
                                          President and Chief Executive Officer

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                                  Exhibit 99.1
FOR IMMEDIATE RELEASE


HAUPPAUGE, NEW YORK, March 23, 1998... TSR, Inc., (NASDAQ:TSRI), a provider of computer programming consulting services and Year 2000 software solutions today reported sharply higher operating results for the three months and nine months ended February 28, 1998. The comparative results are:
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

                                                       Three Months Ended                  Nine Months Ended
                                                        February 28,                           February 28,

                                                       1998       1997                 1998                 1997
                                                       ----       ----                 ----                 ----

Revenues...............................    $ 17,966,000       $13,046,000          $ 51,261,000        $ 34,746,000

Operating expenses.....................      16,113,000        12,317,000            47,012,000          32,843,000

Income from operations.................       1,853,000           729,000             4,249,000           1,903,000

Other income...........................          35,000            83,000               123,000             257,000
                                          -------------     -------------          ------------       -------------

Pre-tax income.........................       1,888,000           812,000             4,372,000           2,160,000

Income taxes...........................         838,000           358,000             1,972,000             956,000

Net income.............................     $ 1,050,000      $    454,000       $     2,400,000       $   1,204,000

Basic earnings per share...............     $      0.18      $       0.08       $         0.41        $        0.21

Diluted earnings per share.............     $      0.17      $       0.08       $         0.40        $        0.21

Average diluted
       shares outstanding..............       6,166,000         5,828,000             5,977,000           5,828,000
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NOTE: Earnings per share and the average shares outstanding have been adjusted for a two for one stock split declared October 22, 1997 and paid November 17,
1997.

Joe Hughes, Chairman, stated, " The significant increase in operating income for the current quarter over the comparable period in the prior fiscal year occurred due to the combination of significantly improved operating results from our Year
2000 business and an increase in operating profits in the computer programming consulting services business.

The Year 2000 business posted operating profits of $723,000 on revenues of $2,561,000 for the quarter ended February 28, 1998. This is an improvement in income from operations of $470,000 over the prior quarter ending November 30, 1997 and an improvement of $877,000 over a loss of $154,000 incurred in the prior year quarter. Year 2000 revenues for the nine month period totaled
$4,726,000 while there were revenues of only $45,000 for the corresponding three and nine month periods in the prior fiscal year.

While we are satisfied to date with the growth in our Year 2000 business, at this stage of our business, our quarterly conversion revenues are impacted by the timing of releases of code by our customers to

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our conversion facility. At the present time, we have received less code from customers than we had expected based on clients' original estimates. In addition we are experiencing more intense competition, which in turn, is creating a longer sales cycle. Because of these factors, it is difficult to accurately predict near term revenues.

Looking at the overall picture, we have a very satisfied and prestigious customer base of 16 clients. This is due to the quality of our proprietary software and a well managed conversion facility. We also have a good pipeline of prospects, and a beefed up dedicated Year 2000 sales force. For these reasons our long term outlook is one of confidence.

The contract computer programming services business provided an additional
$198,000 of operating profit over the prior year quarter. This resulted from a revenue increase of $2,408,000 or 19%. Growth in this business has slowed in fiscal 1998 due to the discontinuance of a significant project with our largest customer."

Certain statements contained herein are forward looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those set forth in the forward- looking statements due to known and unknown risks and uncertainties, including but not limited to those described in the Company's filings under the Securities Exchange Act of 1934.


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